UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Hyatt Hotels Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (“Prior Form 8-K”) disclosing the appointment of Atish Shah to the role of Senior Vice President, Interim Chief Financial Officer of the Company. This Current Report on Form 8-K/A supplements the Prior Form 8-K in certain respects.

On September 9, 2015, the Compensation Committee of the Board of Directors of the Company (the “Committee”), in order to reflect Mr. Shah’s interim position and expanded responsibilities, (i) increased his target annual incentive to 50% of his annual base salary for the 2015 fiscal year, and (ii) granted him 7,797 restricted stock units (“RSUs”). The number of such RSUs was determined by dividing $400,000 by the closing sale price of the Company’s Class A common stock on September 9, 2015, and rounding down to the nearest whole share. The RSUs will cliff vest on September 14, 2019, provided that Mr. Shah remains employed by the Company on such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: September 10, 2015	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary